UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 21, 2008
                                                         -----------------


                        Energy Services Acquisition Corp.
             (Exact name of Registrant as specified in its charter)

           Delaware                     001-32998                20-4606266
           ---------                    ---------                ----------
 (State or Other Jurisdiction         (Commission             (I.R.S. Employer
       of Incorporation)               File Number)          Identification No.)

               2450 First Avenue, Huntington, West Virginia 25703
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (304) 528-2791
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement
                  ------------------------------------------

     On February 21, 2008, Energy Services Acquisition Corp. (the "Company") entered into an Agreement and Plan of Merger to acquire C.J. Hughes Construction Company, Inc., Huntington, West Virginia ("C.J. Hughes"), for a purchase price of approximately $34.0 million, payable in approximately 50% cash and 50% common stock. Each C.J. Hughes shareholder shall be entitled to receive for each of their shares of C.J. Hughes stock: (i) $36,896 in cash and (ii) 6,434.7 shares of the Company's common stock. The Company believes that the acquisition of C.J. Hughes, together with their previously announce acquisition of S.T. Pipeline will enhance the Company's future operations to provide services to the companies serving the utilities and energy industry. Marshall T. Reynolds, our Chairman of the Board, Chief Executive Officer and Secretary, and Directors Neal Scaggs and Edsel R. Burns are shareholders of C.J. Hughes. Additionally, Mr. Burns serves as President of C.J. Hughes. For more specific information related to the C.J. Hughes Acquisition, please see a copy of the Agreement and Plan of Merger and a copy of the press release announcing the C.J. Hughes Acquisition which are attached as Exhibits 2.1 and 99.1 to this report, respectively.

     The closing of each of the C.J. Hughes Acquisition and the previously announced S.T. Pipeline Acquisition is subject to various closing conditions, including the acquisition of businesses, such that the total value of the businesses acquired have an aggregate fair value of 80% of the Company's net assets, as defined in its initial public offering. In addition, the closing of the acquisition is further conditioned on holders of less than 20% of the shares of the Company's common stock voting against either of the transactions and electing to convert the Company's common stock into cash from the trust fund established in connection with the Company's initial public offering.

Item 1.02         Termination of a Material Definitive Agreement
                  ----------------------------------------------

     On February 21, 2008, the Company announced that it had terminated the Stock Purchase Agreement to acquire GasSearch Drilling Services Corporation, Parkersburg, West Virginia. For more information related to the terms of the Stock Purchase Agreement see the Current Report on Form 8-K filed by the Company with the SEC on January 24, 2008.

Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

         (d)      Exhibits:

                  The following Exhibit is attached as part of this report:
                  2.1      Agreement and Plan of Merger
                  99.1 Press release of Energy Services Acquisition Corp. related to the termination of the stock purchase agreement to acquire GasSearch Drilling Services Corporation and the entry into an Agreement and Plan of Merger with C.J. Hughes Construction Company, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENERGY SERVICES ACQUISITION CORP.



DATE: February 22, 2008                By: /s/ Marshall T. Reynolds
                                           -------------------------------------
                                           Marshall T. Reynolds
                                           Chairman, Chief Executive Officer and
                                            Secretary
                                           (Duly Authorized Representative)

                                  EXHIBIT INDEX

Exhibit No.                Description
----------                 ------------
2.1                        Agreement and Plan of Merger
99.1                       Press  release of Energy  Services Acquisition  Corp.
                           related to the termination of the stock purchase agreement to acquire GasSearch Drilling Services
                           Corporation and the entry into an Agreement and Plan of Merger with C.J. Hughes Construction Company, Inc.